Exhibit 99.1

REDWOOD TRUST REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS

MILL VALLEY, CA – Redwood Trust, Inc. (NYSE:RWT; "Redwood" or the "Company"), a leader in expanding access to housing for homebuyers and renters, today reported its financial results for the quarter ended March 31, 2022.
Key Financial Results and Metrics
•GAAP net income was $31 million, or $0.24 per diluted common share, representing a 9% annualized return on equity
•GAAP book value per common share was $12.01 at March 31, 2022, a (0.4)% change from $12.06 per share at December 31, 2021
•Economic return on book value(1) of 1.5%
•Recourse leverage ratio(2) of 2.1x at March 31, 2022
•Declared and paid a regular quarterly dividend of $0.23 per common share for the first quarter 2022
Operational Business Highlights
Investment Portfolio
•Deployed $128 million of capital into new investments
•Called $102 million of seasoned residential jumbo loan collateral
•Credit performance remained strong, with stable delinquencies and continued home price appreciation
Business Purpose Mortgage Banking
•Funded a record $920 million in business purpose loans, up 25% from the fourth quarter of 2021
◦First quarter fundings included $415 million of bridge loans (up 13% from the fourth quarter) and $505 million of single-family rental ("SFR") loans (up 38% from the fourth quarter)
•Launched new short-term rental product and closed inaugural short-term rental portfolio loan
•Sold $332 million of SFR loans to large institutional investors and transferred $81 million of bridge loans to our existing revolving securitization
Residential Mortgage Banking
•Locked $2.6 billion(3) of jumbo residential loans; loan purchase commitments were $2.0 billion(4)
◦First quarter lock mix(3) was 65% purchase money loans and 35% refinancings; included 91% Select loans and 9% Choice loans
•Purchased $2.0 billion of jumbo loans; jumbo loan pipeline at March 31, 2022 included $1.1 billion of loans identified for purchase
•Distributed $2.5 billion of jumbo loans, including $1.8 billion through whole loan sales and one securitization backed by $0.7 billion of loans

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See following page for footnotes.

Financing Highlights
•Successfully renewed $2.2 billion of warehouse capacity, including four residential warehouse facilities and one business purpose lending warehouse facility; increased total business purpose lending warehouse capacity by $200 million
•Maintained robust balance sheet with unrestricted cash of $409 million and available capital of $140 million at March 31, 2022

RWT Horizons Highlights
•RWT Horizons completed five investments in the first quarter of 2022
•Two RWT Horizons companies completed follow-on funding rounds in the first quarter of 2022
•Since inception, RWT Horizons has completed 21 technology venture investments in 18 companies with over $25 million of investment commitments

Environmental, Social, Governance ("ESG") Highlights
•Made a $25 million commitment to an investment vehicle with mission of providing quality workforce housing opportunities in key Bay Area urban communities
•Retirement of two independent directors scheduled for May 2022 in accordance with Redwood’s mandatory retirement age demonstrates ongoing commitment to Board refreshment, with long-term transition planning for these departures prompting the addition of two new directors in 2021 who have brought important expertise and experience to Redwood’s Board, as well as increased gender and ethnic diversity

Post Q1'22 Activity
•Entered into definitive agreement to acquire Riverbend Funding, LLC and its subsidiaries ("Riverbend"), a best-in-class private mortgage lender to residential transitional and commercial real estate investors. Following the close of the acquisition, we intend to integrate Riverbend into Redwood’s existing wholly-owned business purpose mortgage banking platform, CoreVest American Finance Lender, LLC

“In a quarter that was characterized by extreme global market and geopolitical volatility, Redwood delivered an annualized return on equity of 9% as well as overall book value stability and positive economic return,” said Chris Abate, Chief Executive Officer of Redwood. “These results reflect the diversified nature of our balanced business model with the quality of our investment holdings, mortgage banking platforms and distribution capabilities remaining a clear differentiator."

Abate continued, "Challenging markets like these offer important opportunities for us to further differentiate our business, particularly as we position Redwood for new chapters of growth. We move into the second quarter and rest of the year with the same risk-minded priorities as the first quarter – namely capital preservation and long-term value creation – and we expect to use our strong positioning more aggressively as attractive investment opportunities arise.”
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(1)    Economic return on book value is based on the period change in GAAP book value per common share plus dividends declared per common share in the period.
(2)    Recourse leverage ratio is defined as recourse debt at Redwood divided by tangible stockholders' equity. Recourse debt excludes $9.6 billion of consolidated securitization debt (ABS issued and servicer advance financing) and other debt that is non-recourse to Redwood, and tangible stockholders' equity excludes $38 million of intangible assets.
(3)    Does not account for potential fallout from pipeline that typically occurs through the lending process.
(4)    Includes estimated potential fallout from locked pipeline that typically occurs through the lending process.

First Quarter 2022 Redwood Review Available Online
A further discussion of Redwood's business and financial results is included in the first quarter 2022 Shareholder Letter and Redwood Review which are available within the “Quarterly Results” section under "Financials" on the Company’s investor relations website at ir.redwoodtrust.com.
Conference Call and Webcast
Redwood will host an earnings call today, April 28, 2022, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its first quarter 2022 financial results. The number to dial in order to listen to the conference call is 1-877-423-9813 in the U.S. and Canada. International callers must dial 1-201-689-8573. A replay of the call will be available through midnight on Thursday, May 12, 2022, and can be accessed by dialing 1-844-512-2921 in the U.S. and Canada or 1-412-317-6671 internationally and entering access code #13728235.
The conference call will be webcast live in listen-only mode through the Events and Presentations section of Redwood Trust's Investor Relations website at https://ir.redwoodtrust.com/events-and-presentations/events. To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any needed audio software. An audio replay of the call will also be available on Redwood's website following the call. Redwood plans to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission by Tuesday, May 10, 2022, and also make it available on Redwood’s website.
About Redwood Trust
Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly traded shares. Our aggregation, origination and investment activities have evolved to incorporate a diverse mix of residential, business purpose and multifamily assets. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. We operate our business in three segments: Residential Mortgage Banking, Business Purpose Mortgage Banking and Investment Portfolio. Additionally, through RWT Horizons™, our venture investing initiative, we invest in early-stage companies strategically aligned with our business across the lending, real estate, and financial technology sectors to drive innovations across our residential and business-purpose lending platforms. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and established a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn, Twitter, or Facebook.

Forward-Looking Statements:  This press release and the related conference call contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the amount of residential mortgage loans that we identified for purchase during the first quarter of 2022 and expected fallout and the corresponding volume of residential mortgage loans expected to be available for purchase, statements relating to our estimates of our available capital, statements related to our expectations with respect to the closing of our acquisition of Riverbend and Riverbend’s integration into the Redwood and CoreVest businesses, and the expected timing for the filing of Redwood's Quarterly Report on Form 10-Q. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021 under the caption “Risk Factors”. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

($ in millions, except per share data)	Three Months Ended
	3/31/2022	12/31/2021
Financial Performance
Net income per diluted common share	$0.24	$0.34
Return on Equity (annualized)	8.6%	12.8%

Book Value per Share	$12.01	$12.06
Dividend per Share	$0.23	$0.23
Economic Return on Book Value (1)	1.5%	2.4%

Available Capital (in millions)	$140	$150
Recourse Leverage Ratio (2)	2.1x	2.4x
Operating Metrics
Business Purpose Loans
SFR fundings	$505	$366
Bridge fundings	$415	$367
SFR securitized	$—	$304
SFR sold	$332	$202
Residential Jumbo Loans
Locks	$2,630	$2,827
Purchases	$2,008	$3,181
Securitized	$687	$1,335
Sold	$1,827	$1,457

(1)    Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share during the period.
(2)    Recourse leverage ratio is defined as recourse debt at Redwood divided by tangible stockholders' equity. As of March 31, 2022 and December 31, 2021, recourse debt excluded $9.6 billion and $9.9 billion, respectively, of consolidated securitization debt (ABS issued and servicer advance financing) and other debt that is non-recourse to Redwood, and tangible stockholders' equity excluded $38 million and $42 million, respectively, of intangible assets.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Three Months Ended
($ in millions, except share and per share data)	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21

Interest income	$189	$162	$146	$139	$128
Interest expense	(136)	(112)	(104)	(108)	(103)
Net interest income	53	50	42	31	26
Non-interest income
Residential Mortgage banking activities, net	8	12	33	21	61
Business Purpose Mortgage banking activities, net	8	24	30	33	21
Investment fair value changes, net	(6)	7	26	49	45
Other income, net	6	4	2	2	4
Realized gains, net	3	—	7	8	3
Total non-interest income, net	19	47	98	114	134
General and administrative expenses	(35)	(39)	(48)	(41)	(44)
Loan acquisition costs	(4)	(4)	(5)	(4)	(4)
Other expenses	(4)	(5)	(4)	(4)	(4)
(Provision for) benefit from income taxes	2	(5)	4	(7)	(12)
Net income	$31	$44	$88	$90	$97

Weighted average diluted shares (thousands) (2)	140,506	143,540	141,855	141,761	141,039
Diluted earnings per common share	$0.24	$0.34	$0.65	$0.66	$0.72
Regular dividends declared per common share	$0.23	$0.23	$0.21	$0.18	$0.16

(1)Certain totals may not foot due to rounding.
(2)In the periods presented above, weighted average diluted shares included shares from the assumed conversion of our convertible and/or exchangeable debt in accordance with GAAP diluted EPS provisions. Actual shares outstanding at March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021 were 120,289, 114,892, 114,662, 113,053, and 112,999, respectively.

Analysis of Income Statement - Changes from Fourth Quarter 2021 to First Quarter 2022
•Net interest income increased from the fourth quarter, as we grew our bridge loan portfolio and deployed additional capital into other portfolio investments. Additionally, interest income benefited from $7 million of higher yield maintenance income on our SFR securities, driven by increased prepayments, and higher interest income from other investments, which was partially offset by lower discount accretion income of $5 million on our available-for-sale securities, generally reflecting longer expected call periods on our Sequoia securities.
•Despite record funding volumes, income from business purpose mortgage banking activities declined from the fourth quarter as increased rate volatility and wider spreads for both securitizations and whole loan sales negatively impacted valuations of our existing loan inventory and resulted in lower margins for our current production of SFR loans. Funding volumes for bridge and SFR loans increased from the fourth quarter of 2021 by 13% and 38%, respectively, and demand for multifamily loans has remained strong with funded volumes in that product increasing 66% quarter-over-quarter.

•Income from residential mortgage banking activities declined from the fourth quarter primarily due to lower margins, as increased rate volatility drove higher hedging costs during the first quarter and wider spreads negatively impacted both securitization and whole loan executions. Our residential loan locks were down only marginally during the quarter (-7%) as overall industry volumes declined.
•Net negative investment fair value changes in the first quarter reflected spread widening across some of our investments (including reperforming loans, CRT securities, residential securities and called jumbo loans) partially offset by fair value increases in our HEI investments, IO securities, MSRs, and certain SFR subordinate securities that benefited from credit resolutions during the first quarter.
•Other income increased from the fourth quarter, due to higher MSR income resulting from a reduction in prepayment speeds during the first quarter.
•General and administrative expenses decreased from the fourth quarter, as variable compensation decreased commensurate with the decrease in quarterly GAAP earnings.
•Other expenses were primarily comprised of acquisition-related intangible amortization expenses.
•Our benefit from income taxes resulted from GAAP losses incurred at our TRS in the first quarter.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)
($ in millions, except share and per share data)	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21

Residential loans	$7,217	$7,592	$6,216	$5,743	$4,702
Business purpose loans	4,755	4,791	4,694	4,409	4,172
Multifamily loans	452	474	483	485	490
Real estate securities	359	377	353	355	364
Other investments	636	642	422	309	323
Cash and cash equivalents	409	450	557	421	426
Other assets	426	380	347	275	420
Total assets	$14,253	$14,707	$13,073	$11,996	$10,897

Short-term debt	$1,647	$2,177	$1,751	$1,485	$1,254
Other liabilities	325	249	263	195	317
Asset-backed securities issued	8,872	9,254	8,184	7,537	6,672
Long-term debt, net	1,964	1,641	1,500	1,484	1,438
Total liabilities	12,808	13,321	11,697	10,701	9,681

Stockholders' equity	1,445	1,386	1,376	1,295	1,216

Total liabilities and equity	$14,253	$14,707	$13,073	$11,996	$10,897

Shares outstanding at period end (thousands)	120,289	114,892	114,662	113,053	112,999
GAAP book value per share	$12.01	$12.06	$12.00	$11.46	$10.76

(1)Certain totals may not foot due to rounding.

CONTACTS
Investor Relations
Kaitlyn Mauritz
SVP, Head of Investor Relations
Phone: 866-269-4976
Email: investorrelations@redwoodtrust.com

Media Relations
Sard Verbinnen & Co
Email: Redwood-SVC@sardverb.com